EXHIBIT 99.1

Salt Lake City, Utah - Utah Medical Products, Inc. (Nasdaq: UTMD) announces that its Board of Directors approved a quarterly cash dividend of twenty-three and one-half cents ($.235) per share of common stock payable on December 30, 2009 to shareholders of record at the close of business on December 16, 2009.  This is a two percent (2%) increase over the dividend declared in the same quarter of the prior year.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices.